Exhibit 10.14

EXHIBIT H

FORM OF GUARANTY

GUARANTY

          THIS GUARANTY (this “Guaranty”), dated as of July 30, 2010 (the “Effective Date”), made by COMPUTERIZED WASTE SYSTEMS, LLC, a Kentucky limited liability company (“CWS”), ISA INDIANA REAL ESTATE, LLC, a Kentucky limited liability company (“Indiana Real Estate”), ISA LOGISTICS LLC, a Kentucky limited liability company (“Logistics”), ISA REAL ESTATE, LLC, a Kentucky limited liability company (“ISA Real Estate”), ISA RECYCLING, LLC, a Kentucky limited liability company (“Recycling”), WASTE EQUIPMENT SALES & SERVICE CO., LLC, a Kentucky limited liability company (“Waste Equipment”), 7021 GRADE LANE LLC, a Kentucky limited liability company (“7021 Grade”), 7124 GRADE LANE LLC, a Kentucky limited liability company (“7124 Grade”), and 7200 GRADE LANE LLC, a Kentucky limited liability company (“7200 Grade”) (CWS, Indiana Real Estate, Logistics, ISA Real Estate, Recycling, Waste Equipment, 7021 Grade, 7124 Grade and 7200 Grade are each a “Guarantor and, collectively, (“Guarantors”), to, and for the benefit of, the Secured Creditors (as defined below), is as follows:

1. GUARANTY.

          1.1 Guaranty. For value received and in consideration of any loan, advance, letter of credit or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to any one or more of Borrowers (as defined below) by any or all of the Secured Creditors (as defined below), pursuant to the Credit Agreement dated as of the Effective Date (the “Credit Agreement”), by and among Borrowers, the Lenders party thereto, Fifth Third Bank, an Ohio banking corporation, in its capacity as Agent for the LC Issuer and the Lenders (in such capacity, “Agent”) and as LC Issuer thereunder (Agent, the LC Issuer and the Lenders are, collectively, the “Secured Creditors” and each, individually, a “Secured Creditor”), each Guarantor hereby absolutely, irrevocably, unconditionally, and jointly and severally guarantees to each Secured Creditor the full and prompt payment and performance when due of (i) the principal of, all interest on, and all fees in respect of, all of the Loans, (ii) the Letter of Credit Obligations and all fees in respect thereof, and (iii) any and all other Obligations, whether all or any portion of such Loans, Letter of Credit Obligations, and other Obligations are now or hereafter existing, direct or indirect, related or unrelated, joint or several, or absolute or contingent, whether or not for the payment of money, and whether arising by reason of an extension of credit, opening of a letter of credit, loan or guarantee or in any other manner (all of the indebtedness, liabilities and obligations described in the foregoing clauses (i), (ii) and (iii) of this Section 1.1 which are outstanding from time to time are, collectively, the “Guaranteed Obligations”). Each Guarantor hereby absolutely, irrevocably, unconditionally, and jointly and severally guarantees to each Secured Creditor the full and prompt payment and performance of the Guaranteed Obligations when any of the Guaranteed Obligations are due under the terms of the Credit Agreement or the other Loan Documents, including upon the occurrence and during the continuance of an Event of Default beyond any applicable grace period (and which has not been waived in writing by, or cured to the written satisfaction of, Agent in accordance with the Credit Agreement), by reason of the maturity or acceleration of any of the Guaranteed Obligations, on the demand for cash collateral for the Letter of Credit Obligations, on the occurrence of a default under the terms of this Guaranty, or otherwise, and at any times after the date when due.

          1.2 Capitalized Terms. Capitalized terms used, but not defined, in this Guaranty, and the term “good faith” have the meanings attributed to them in the Credit Agreement.

          1.3 Other Definitional Provisions; Construction. Unless otherwise specified in this Guaranty, as used in this Guaranty:

                    (i) “Borrowers” means each of Industrial Services of America, Inc., a Florida corporation (“ISA”), and ISA Indiana, Inc., an Indiana corporation (“ISA Indiana”).

                    (ii) Accounting terms relating to Guarantors not defined in this Guaranty or the Credit Agreement have the respective meanings given to them in accordance with GAAP.

                    (iii) The definition of any document, instrument or agreement includes all schedules, attachments and exhibits thereto and all renewals, extensions, supplements, restatements and amendments thereof.

                    (iv) “Hereunder,” “herein,” “hereto,” “this Guaranty” and words of similar import refer to this entire document; “including” is used by way of illustration and not by way of limitation, unless the context clearly indicates the contrary; the singular includes the plural and conversely; and any action required to be taken by Borrowers or Guarantors is to be taken promptly, unless the context clearly indicates the contrary.

2. NATURE OF THE GUARANTY.

          2.1 Absolute Obligations. The obligations of each Guarantor under this Guaranty are absolute, unconditional, and will be continuing and remain in full force and effect subject to Sections 2.2 and 2.6. This is a continuing guaranty of payment and not of collection. No Guarantor’s obligations under this Guaranty will be released, discharged, affected, modified or impaired by any event, including any of the following events:

                    (i) the compromise, settlement, release, discharge or termination of any or all of the Guaranteed Obligations by operation of law or otherwise, except as may result from the full and prompt performance and payment of the Guaranteed Obligations;

                    (ii) the extension of the time for payment of any Guaranteed Obligation, the waiver, modification or amendment (whether material or otherwise) of any Guaranteed Obligation, or the acceptance of partial payments of the Guaranteed Obligations;

                    (iii) the taking or failure to take any action under the Credit Agreement, the Security Document, any of the other Loan Documents or this Guaranty;

                    (iv) the invalidity or unenforceability of any provision of the Credit Agreement, the Security Document, any of the other Loan Documents, or this Guaranty or any other defense Borrowers or any other guarantor of the Guaranteed Obligations may assert to the payment or performance of the Guaranteed Obligations other than the payment and satisfaction in full of all of the Guaranteed Obligations;

                    (v) any (a) failure by any Secured Creditor, to take any steps to perfect, maintain, or enforce its Liens on any of the Loan Collateral, (b) subordination of any of the Guaranteed Obligations and any security therefor to any other Indebtedness of Borrowers to any Person, or (c) loss, release, substitution of, or other dealings with, any collateral or other security given to any Secured Creditor with respect to the Guaranteed Obligations;

                    (vi) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment, composition with creditors or readjustment of, or other similar proceedings affecting Borrowers, any Guarantor, or any other guarantor of any or all of the Guaranteed Obligations;

                    (vii) any allegation of invalidity or contest of the validity of this Guaranty in any of the proceedings described in clause (vi) of this Section 2.1;

                    (viii) any act, election or remedy, or other occurrence or circumstance of any nature, whether or not under any Secured Creditor’s control, that may affect or impair any subrogation right of any Guarantor or the effectiveness or value thereof;

                    (ix) the default or failure of any Guarantor to perform fully any of its obligations set forth in this Guaranty;

                    (x) any Secured Creditor’s election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

                    (xi) any borrowing or grant of a security interest by any Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

                    (xii) the disallowance of all or any portion of any Secured Creditor’s claim(s) for repayment of the Guaranteed Obligations under Section 502 of the Bankruptcy Code; or

                    (xiii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor other than payment and satisfaction in full of all of the Guaranteed Obligations.

          2.2 Revival of Guaranty. If (i) any demand is made at any time on any Secured Creditor for the repayment of any amount received by it or as proceeds of any collateral or security which have been applied in payment of any of the Guaranteed Obligations, and (ii) any Secured Creditor makes any repayment by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of such demand, each Guarantor will be liable under this Guaranty for all amounts so repaid to the same extent as if such amounts had never been received originally by each affected Secured Creditor.

          2.3 Waivers By Guarantors. Each Guarantor hereby covenants that this Guaranty will not be discharged except by complete performance of the Obligations and the Guaranteed Obligations, other than contingent obligations for indemnification or reimbursement for which Agent has not given notice thereof to Borrowers. Each Guarantor waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, notices of intention to accelerate and notices of acceleration, protests, notices of protest, notices of dishonor, and notices of acceptance of, and reliance on, this Guaranty. Each Guarantor further waives all (i) notices of the existence, creation or incurring of new or additional Indebtedness, arising either from additional loans extended to, or letters of credit issued for the benefit of, Borrowers, or otherwise, (ii) notices that the principal amount, or any portion thereof (and any interest thereon), of the Loans or any of the other Guaranteed Obligations is due, (iii) notices of any and all proceedings to collect from Borrowers, any indorser or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, (iv) to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Agent, for the benefit of the Secured Creditors, to secure payment of all or any part of the Guaranteed Obligations and (v) defenses based on suretyship or impairment of collateral.

          2.4 Application of Proceeds by Agent. Subject to the terms of the Credit Agreement, Agent will have the exclusive right to determine, in its discretion exercised in good faith, the order and method of application of payments from and credits to, if any, Guarantors, Borrowers or any other Person on account of the Guaranteed Obligations or of any other liability of any Guarantor to any Secured Creditor.

          2.5 Responsibility of Guarantors. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrowers, and any and all indorsers and other guarantors of any instrument or document evidencing all or any part of the Guaranteed Obligations and of all other circumstances bearing on the risk of nonpayment of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal. No Secured Creditor will have any duty to advise Guarantors of information known to a Secured Creditor regarding such condition or any such circumstances.

          2.6 Termination of Guaranty. Subject to Section 2.2, each Guarantor’s obligations under this Guaranty for the Guaranteed Obligations will terminate on the later to occur of: (i) the full performance, payment and satisfaction of the Guaranteed Obligations (and all Letter of Credit Obligations are expired or terminated, but exclusive of any contingent obligations for indemnification or reimbursement for which Agent has not then given notice of a claim thereof against any Borrower) and (ii) the termination of all Commitments of each Lender under the Credit Agreement.

          2.7 Security. This Guaranty and the Guaranteed Obligations are secured by a Security Agreement of even date herewith given by Guarantors to Agent for the benefit of the Secured Creditors (the “Security Document”).

          2.8 Taxes. All payments to be made hereunder by Guarantors shall be made without setoff, counterclaim or other defense. All such payments shall be made free and clear of and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (collectively, “Taxes”) excluding Taxes imposed on or measured by Agent’s, or any Lender’s, gross or net income, franchise taxes, branch profits taxes, taxes on doing business or taxes measured by or imposed upon the overall capital or net worth of Agent or any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed by the jurisdiction under the laws of which Agent, any Lender, or any applicable lending office, branch or affiliate is organized or is located, or any nation within which such jurisdiction is located or any political subdivision thereof. If any Taxes are imposed and required to be withheld from any amount payable by any Guarantor hereunder, Guarantors shall be obligated to (i) pay such additional amount so that the Secured Creditors will receive a net amount (after giving effect to the payment of such additional amount and to the deduction of all Taxes) equal to the amount due hereunder, (ii) pay such Taxes to the appropriate taxing authority for the account of the Secured Creditors, and (iii) as promptly as possible thereafter, send Agent a certified copy of any original official receipt showing payment thereof, together with such additional documentary evidence as Agent may from time to time require in its discretion exercised in good faith. If any Guarantor fails to pay any Taxes when due (taking into account all valid and lawful extensions) to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Guarantors shall be obligated to indemnify the Secured Creditors for any incremental taxes, interest or penalties that may become payable by the Secured Creditors as a result of such failure. The obligations of Guarantors under this Section 2.8 shall survive the repayment of the Guaranteed Obligations and the termination of the Commitments under the Credit Agreement.

3. REPRESENTATIONS AND WARRANTIES. To induce the Secured Creditors to extend the Guaranteed Obligations, and for other good and valuable consideration, each Guarantor hereby represents and warrants to each Secured Creditor that:

          (i) this Guaranty is the legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except as such enforceability may be affected by any Insolvency Laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

          (ii) the execution, delivery and performance of this Guaranty by such Guarantor do not and will not, by the lapse of time, by the giving of notice, or the satisfaction of any other condition, violate or contravene any authority having the force of law or any Material Agreement to which such Guarantor is a party or by which such Guarantor or any of its Properties is or may be bound or affected;

          (iii) the execution, delivery and performance of this Guaranty by such Guarantor do not: (a) require any consent or approval of any Person other than to the extent disclosed in Section 5.2(c) of the Credit Agreement, (b) violate or contravene any rule or provision of such Guarantor’s Articles of Organization, any resolution of its members or managers or other agreement, document or instrument (including any member agreement to which such Guarantor is a party or by which such Guarantor or any of such Guarantor’s Properties is or may be bound or affected), or (c) result in the creation or imposition of any Lien on any of the Properties of such Guarantor except in favor of Agent for the benefit of the Secured Creditors;

          (iv) except with respect to those claims that are covered fully by available insurance coverage for which the insurer has admitted in writing its liability for the full amount thereof, there is no action or proceeding pending before any court or Governmental Authority which materially, adversely affects the condition (financial or otherwise) of such Guarantor or any of its Properties;

          (v) such Guarantor does not have any Indebtedness other than as expressly permitted by Section 8.11 of the Credit Agreement; and

          (vi) as of the Closing Date, each of the representations applicable to such Guarantor, or made on behalf of such Guarantor by Borrowers, in the Credit Agreement is true and correct in all material respects.

4. COVENANTS. From the Effective Date until the termination of this Guaranty in accordance with Section 2.6:

          4.1 Security Document. Guarantors will perform, observe and comply with all of the terms and conditions of the Security Document.

          4.2 Expenses. Each Guarantor will pay all of the reasonable costs, expenses and fees, including, without limitation, all Attorneys’ Fees, incurred by any Secured Creditor in enforcing or attempting to enforce this Guaranty, whether the same is enforced by suit or otherwise, and all amounts recoverable by law, including interest on any unpaid amounts due under this Guaranty.

          4.3 Incorporation of Credit Agreement. Each Guarantor will observe, perform and fulfill, and will be bound by, each provision in the Credit Agreement applicable to such Guarantor (including those which Borrowers have agreed to cause such Guarantor to observe, perform and fulfill) (the “Incorporated Provisions”), with the effect that the Secured Creditors will have the benefit of each of the Incorporated Provisions (including affirmative and negative covenants, representations and warranties, delivery of financial statements and other notices and information). The Incorporated Provisions are hereby incorporated by reference and made a part of this Guaranty to the same extent as if the Incorporated Provisions were fully set forth herein. Notwithstanding anything to the contrary in this Section 4.3, none of Guarantors nor any successor or assignee of any Guarantor, by operation of law or otherwise, is a party to the Credit Agreement or any of the other Loan Documents (other than this Guaranty, the Security Document and those certain Landlord Waivers and Negative Pledge Agreements, as applicable, made by Guarantors in favor of Agent), and Guarantors will not have any (i) right in or to enforcement of the Credit Agreement or any of such other Loan Documents as against Borrowers or any Secured Creditor, (ii) claim of damage if Borrowers or any Secured Creditor defaults under the Credit Agreement or any of such other Loan Documents, or (iii) right to object or consent to any amendment, modification, or supplement to, or any restatement or replacement of, the Credit Agreement or any of such other Loan Documents undertaken by Borrowers and Agent.

5. DEFAULT; SUBORDINATION; SUBROGATION AND CONTRIBUTION.

          5.1 Payment of Guaranteed Obligations. At any time after all or any portion of the Guaranteed Obligations are due and payable, whether on maturity, after the acceleration of any of the Obligations, on the occurrence and continuance of an Event of Default, on the occurrence and continuance of any default under this Guaranty, or otherwise: (i) Agent will have the right: (a) to proceed directly against any and each Guarantor under this Guaranty without first exhausting any other remedy it may have and without resorting to any security or guaranty held by Agent for the benefit of the Secured Creditors and (b) to compromise, settle, release, discharge or terminate any of the obligations of any other guarantor(s) of the Guaranteed Obligations as Agent, in its discretion exercised in good faith, determines without thereby in any way affecting, limiting or diminishing its rights thereafter to enforce the obligations of any Guarantor under this Guaranty; (ii) Guarantors will, on the demand of Agent, immediately deposit with Agent, for the benefit of the Secured Creditors, in U.S. Dollars the total amount of the Guaranteed Obligations due and payable (whether due as a result of the maturity, acceleration, or otherwise); (iii) Agent will have the right to sell, collect, or otherwise dispose of and to apply the proceeds of any collateral or other security given to Agent, for the benefit of the Secured Creditors, with respect to the Guaranteed Obligations in satisfaction of the Guaranteed Obligations; and (iv) Agent will have the right to exercise all of the Secured Creditors’ other powers, rights and remedies under this Guaranty, the Security Document, and the other Loan Documents and under applicable law. No Secured Creditor will have any obligation to marshal any assets in favor of Guarantors or against or in payment of any or all of the Guaranteed Obligations.

          5.2 Subordination. Until the Guaranteed Obligations have been fully paid, performed and satisfied, (i) any and all claims of each Guarantor against Borrowers, any indorser or any other guarantor of all or any part of the Guaranteed Obligations, or against any of their respective Properties are, by the signing of this Guaranty, made subordinate and subject in right of payment and performance to the prior payment and performance to the Secured Creditors in full of all of the Guaranteed Obligations and (ii) no Guarantor will exercise any right to enforce any remedy which such Guarantor now has or may have in the future against Borrowers, any indorser or any other guarantor of all or any part of the Guaranteed Obligations.

          5.3 Subrogation; Contribution.

                    5.3.1 It is the intent of Guarantors and Borrowers that this Guaranty not be subject to challenge on any basis. Accordingly, as of the date of this Guaranty, the probable liability of each Guarantor under this Guaranty, together with all of its other Liabilities to all Persons as of the date of this Guaranty and as of any other date on which a transfer is deemed to occur by virtue of the Loan Documents, calculated in amount sufficient to pay its probable net liabilities on its existing debts as the same become absolute and matured (“Guarantor’s Dated Liabilities”) is, and is to be, less than the amount of the aggregate of the present fair salable value of its Property, and, if different, at a fair valuation thereof, as of such corresponding date (“Guarantor’s Dated Assets”). To this end each Guarantor (i) grants to and recognizes in the other Guarantors rights of contribution and subrogation in the amount, if any, by which such Guarantor’s Dated Assets, but for the aggregate of subrogation and contribution rights in its favor recognized in this Guaranty and from Borrowers pursuant to the Credit Agreement, would exceed such Guarantor’s Dated Liabilities or (ii) as the case may be, acknowledges receipt of and recognizes rights of contribution and subrogation ratably from Borrowers and the Guarantors in the amount, if any, by which such Guarantor’s Dated Liabilities, but for the aggregate of subrogation and contribution rights in its favor granted and recognized in this Guaranty and from Borrowers pursuant to the Credit Agreement, would exceed such Guarantor’s Dated Assets. In recognizing the value of such Guarantor’s Dated Assets and such Guarantor’s Dated Liabilities, it is understood that each Guarantor will recognize, to at least the same extent of its aggregate recognition of liabilities under this Guaranty, its rights (including each Secured Creditor’s obligations) under the Loan Documents and its rights to subrogation and contribution under this Guaranty and from Borrowers pursuant to the Credit Agreement. It is expressly recognized and agreed to by each Guarantor that such Guarantor’s rights of contribution and subrogation against the other Guarantors and Borrowers are expressly junior and subordinate to the prior payment and performance in full of the Guaranteed Obligations.

                    5.3.2 It is a material objective of this Section 5.3 that each Guarantor recognize rights of subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of this Guaranty or any of the other Loan Documents.

                    5.3.4 Borrowers grant to and recognize in each Guarantor rights of contribution and subrogation in the amount, if any, by which such Guarantor’s Dated Liabilities would exceed such Guarantor’s Dated Assets as a result of the probable liability of such Guarantor under this Guaranty.

                    5.3.5 The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by any Guarantor or any Secured Creditor, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being “Maximum Liability”). This Section with respect to the Maximum Liability of Guarantors is intended solely to preserve the rights of Secured Creditors to the maximum extent not subject to avoidance under applicable law, and none of Guarantors or any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of Guarantors hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of Guarantors without impairing this Guaranty or affecting the rights and remedies of any Secured Creditor hereunder; provided that nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

6. GENERAL.

          6.1 Cumulative Remedies. The remedies provided in this Guaranty, the Security Document and the other Loan Documents are cumulative and not exclusive of any remedies provided by law. Exercise of one or more remedy(ies) by Agent does not require that all or any other remedy(ies) be exercised and does not preclude later exercise of the same remedy. If there is any conflict, ambiguity, or inconsistency, in Agent’s judgment, between the terms of this Guaranty, the Security Document, and any of the other Loan Documents, then the applicable terms and provisions, in Agent’s judgment, providing the Secured Creditors with the greater rights, remedies, powers, privileges, or benefits will control.

          6.2 Waivers. Failure by Agent to exercise any right, remedy or option under this Guaranty or in any of the other Loan Documents or delay by Agent in exercising the same shall not operate as a waiver by Agent of its right to exercise any such right, remedy or option.

          6.3 Entire Agreement; Amendments; Counterparts; Fax Signatures. This Guaranty, together with the other Loan Documents to which Guarantors are a party, constitutes the entire agreement between the parties with respect to the subject matter of this Guaranty, and supersedes all prior written and oral agreements and understandings. Any request from time to time by any Guarantor for the Secured Creditors’ amendment, modification or waiver of any provision in this Guaranty must be in writing. No amendment, modification or waiver by the Secured Creditors shall be effective unless it is in writing, signed by Guarantors and Agent (with the consents that may be required pursuant to Section 12.4 of the Credit Agreement). The Secured Creditors will have no obligation to provide any amendment, modification or waiver requested by any Guarantor, and the Secured Creditors may, for any reason in their discretion exercised in good faith, elect to withhold consent to the requested amendment, modification or waiver. Two or more duplicate originals of this Guaranty may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Any documents delivered by, or on behalf of, any Guarantor by fax transmission or other electronic delivery of an image file reflecting the execution hereof (i) may be relied on by the parties as if the document were a manually signed original and (ii) will be binding on such Guarantor for all purposes of the Loan Documents.

          6.4 Survival and Continuation of Representations and Warranties. All of Guarantors’ representations and warranties contained in, or incorporated by reference in, this Guaranty shall be true and correct in all material respects when made (or such other date as may be specifically stated in such representation and warranty) and shall, for all purposes of this Guaranty, be deemed to be repeated on and as of the date that each representation and warranty set forth in the Credit Agreement is required to be, or is deemed to be, remade pursuant thereto, subject to any changes to such representations and warranties that (a) are not prohibited hereby, (b) do not constitute an Event of Default or a default under this Guaranty, or (c) have been consented to by Agent in writing.

          6.5 Headings; Construction. Section headings in this Guaranty are included for convenience of reference only and shall not relate to the interpretation or construction of this Guaranty. Any and all references in this Guaranty to any other document or documents will be references to that other document or documents as they may, from time to time, be modified, amended, renewed, consolidated, extended or replaced.

          6.6 Separate Instrument. This Guaranty constitutes a separate instrument, enforceable in accordance with its terms, and neither this Guaranty nor the obligations of any Guarantor under this Guaranty will, under any circumstance or in any legal proceeding, be deemed to have merged into any other agreement or obligation of any Guarantor.

          6.7 Severability. If any term of this Guaranty is found invalid under Ohio law or laws of mandatory application by a court of competent jurisdiction, that invalid term will be considered excluded from this Guaranty and will not invalidate the remaining terms of this Guaranty.

           6.8 CHOICE OF LAW. THIS GUARANTY HAS BEEN DELIVERED AT AND ACCEPTED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT CINCINNATI, OHIO. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO (WITHOUT REFERENCE TO OHIO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT OF THE APPLICATION OF OTHER LAWS OF MANDATORY APPLICATION.

          6.9 CHOICE OF FORUM. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE SECURED CREDITORS TO ACCEPT THIS GUARANTY AND TO EXTEND CREDIT TO BORROWERS, EACH GUARANTOR AND THE SECURED CREDITORS AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS GUARANTY, ITS VALIDITY OR PERFORMANCE, WITHOUT LIMITATION ON THE ABILITY OF THE SECURED CREDITORS, THEIR SUCCESSORS AND ASSIGNS, TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO THE REPAYMENT AND COLLECTION OF THE GUARANTEED OBLIGATIONS AND THE EXERCISE OF ALL OF THE SECURED CREDITORS’ RIGHTS AGAINST GUARANTORS WITH

RESPECT THERETO AND ANY SECURITY OR PROPERTY OF ANY GUARANTOR, INCLUDING DISPOSITIONS OF THE COLLATERAL, SHALL BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT CINCINNATI, OHIO. EACH SECURED CREDITOR AND EACH GUARANTOR CONSENT TO AND SUBMIT TO THE EXERCISE OF JURISDICTION OVER THEIR RESPECTIVE PERSONS BY ANY COURT SITUATED AT CINCINNATI, OHIO HAVING JURISDICTION OVER THE SUBJECT MATTER, AND EACH CONSENTS THAT ALL SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL DIRECTED TO GUARANTORS AND THE SECURED CREDITORS AT THEIR RESPECTIVE ADDRESSES AS SET FORTH BELOW (OR SUCH OTHER ADDRESS AS A PARTY MAY FROM TIME TO TIME DESIGNATE FOR ITSELF BY NOTICE TO THE OTHER PARTY) OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF OHIO. EACH GUARANTOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED UNDER THIS GUARANTY, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

          6.10 Successors and Assigns. This Guaranty will inure to the benefit of the Secured Creditors, and their respective successors and assigns, and will be binding on the successors and assigns of each Guarantor.

          6.11 Notices. Any notice required, permitted or contemplated hereunder shall be in writing and addressed to the party to be notified at the address set forth below or at such other address as each party may designate for itself from time to time by notice hereunder, and shall be deemed validly given: (i) three days following deposit in the U.S. certified mails (return receipt requested), with proper postage prepaid, or (ii) the next Business Day after such notice was delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement satisfactory with such carrier made for the payment thereof, or (iii) upon receipt of notice given by telecopy (fax), mailgram, telegram, telex or personal delivery:

To the Secured Creditors or Agent:

Fifth Third Bank, as agent
38 Fountain Square Plaza
MD#10AT63
Cincinnati, Ohio 45263
Attn: Anne B. Kelly, Vice President
Fax Number: (513) 534-8400

To Guarantors:	c/o Industrial Services of America, Inc.
7100 Grade Lane
Louisville, Kentucky 40232
Attn: Mr. Alan Schroering, Chief Financial Officer
Fax Number: (502) 515-1700

With a copy to Guarantors’ counsel (“Counsel”):

Stites & Harbison PLLC
400 W. Market Street, Suite 1800
Louisville, Kentucky 40202-3352
Attn: Alex P. Herrington, Jr., Esq.
Fax Number: (502) 779-8234

          provided that (i) notice given to Counsel is not deemed notice to Guarantors and (ii) Agent’s failure to deliver any notice to Counsel will not affect the validity or effectiveness of any notice or notification given to Guarantors.

          6.12 Separate Action. Each default in payment of any amount due under this Guaranty will, at Agent’s sole option, give rise to a separate cause of action under this Guaranty, and separate suits, at Agent’s sole option, may be brought under this Guaranty as each cause of action arises.

          6.13 Equitable Relief. Each Guarantor recognizes that, in the event any Guarantor fails to perform, observe or discharge any of its obligations or liabilities under this Guaranty, any remedy at law may prove to be inadequate relief to the Secured Creditors; therefore, each Guarantor agrees that the Secured Creditors, if the Secured Creditors so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          6.14 Recourse to Directors or Officers. The obligations of the Secured Creditors, if any, under this Guaranty are solely the corporate obligations of the Secured Creditors. No recourse shall be had for any obligation or claim arising out of or based upon this Guaranty against any stockholder, employee, officer, or director of any Secured Creditor.

          6.15 Indemnification. Without limiting the provisions of Section 12.5 of the Credit Agreement or any other provision for indemnification in any other Loan Document, each Guarantor absolutely, irrevocably and unconditionally hereby agrees to indemnify and hold harmless each Secured Creditor against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses and all other liabilities whatsoever, INCLUDING, WITHOUT LIMITATION, AS A RESULT OF ANY SECURED CREDITOR’S OWN NEGLIGENCE (collectively, “Indemnified Liabilities”) which shall at any time or times be incurred or sustained by any Secured Creditor or by any of their respective shareholders, directors, officers, employees, Subsidiaries, Affiliates or agents on account or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with, arising out of, or ancillary to this Guaranty or any of the other Loan Documents to which such Guarantor is a party, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Guaranty or any of such Loan Documents are ultimately consummated, provided that Guarantors will not be obligated to indemnify an indemnified party in accordance with this Section 6.15 to the extent such Indemnified Liabilities resulted from a breach by such indemnified party of its express obligations under this Guaranty or the gross negligence or willful misconduct of such indemnified party. NOTICE IS HEREBY GIVEN THAT THIS GUARANTY CONTAINS INDEMNIFICATION PROVISIONS IN THIS SECTION 6.15 THAT APPLY TO, AND EACH GUARANTOR HEREBY ACKNOWLEDGES AND AGREES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO, ANY INDEMNIFIED LIABILITIES (AS DEFINED IN THIS SECTION 6.15) THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF ANY SECURED CREDITOR OR ANY OTHER INDEMNIFIED PARTY UNDER THIS SECTION 6.15. The indemnification provided for in this Section 6.15 is in addition to, and not in limitation of, any other indemnification or insurance provided by any Guarantor to any Secured Creditor.

          6.16 Limitation of Liability. No claim may be made by any Guarantor or any other Person against the Secured Creditors or any of their Affiliates for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Guaranty or any other Loan Document or any act, omission or event occurring in connection therewith, and each Guarantor hereby waives, releases and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor and agree that the only liability therefor against the Secured Creditors shall be for direct damages determined in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Person’s breach of its express obligations under this Guaranty, or such Person’s gross negligence, bad faith or willful misconduct.

          6.18 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE SECURED CREDITORS TO ENTER INTO THIS GUARANTY AND EXTEND CREDIT TO BORROWERS, GUARANTORS AND THE SECURED CREDITORS EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS GUARANTY.

          6.19 Maximum Aggregate Liability; Termination. The maximum aggregate liability of Guarantors under this Guaranty is $48,800,000. In addition to such maximum aggregate liability, Guarantors shall be liable under this Guaranty for interest accruing on the Guaranteed Obligations and fees, charges, and costs of collecting the Guaranteed Obligations, including reasonable attorneys’ fees. Notwithstanding anything to the contrary in Section 2.6 but subject to Section 2.2, this Guaranty shall terminate on July 31, 2013 (the “Termination Date”); provided, however, that if this Guaranty terminates at a time as of when the Guaranteed Obligations have not been paid in full, such termination shall not affect any Guarantor’s liability with respect to: (a) Guaranteed Obligations created or incurred prior to the Termination Date, or (b) extensions or renewals of, interest accruing on, or fees, costs or expenses incurred with respect to, such Guaranteed Obligations on or after the Termination Date. For purposes of this provision, the outstanding balance of the Notes as of the Termination Date shall be deemed to be the amount of each Note which is used to calculate the aggregate amount of Guaranteed Obligations on the Termination Date and at all times thereafter. This Section 6.19 is included in this Guaranty as a precaution in the event that, notwithstanding the intentions of the parties as expressed in Section 6.8, this Guaranty is determined to be governed by the laws of the Commonwealth of Kentucky. If, in accordance with Section 6.8, this Guaranty is governed by the laws of the State of Ohio, this Section 6.19 shall be disregarded and of no force or effect.

          6.20 Joint Obligations. All of the obligations of Guarantors hereunder are joint, several and primary.

[Signature Page Follows]

          IN WITNESS WHEREOF, Guarantors, intending to be legally bound, have duly executed this Guaranty as of the Effective Date.

ISA Indiana Real Estate, LLC
ISA Logistics LLC
ISA Real Estate, LLC
7021 Grade Lane LLC
7124 Grade Lane LLC
7200 Grade Lane LLC
Computerized Waste Systems, LLC
ISA Recycling LLC
Waste Equipment Sales & Service Co., LLC

	By:	Industrial Services of America, Inc., sole member

By:

Harry Kletter, Chief Executive Officer

Accepted at Cincinnati, Ohio, as of the Effective Date.

FIFTH THIRD BANK, as Agent

By:

Anne B. Kelly, Vice President

ACKNOWLEDGMENT OF GUARANTY

          Each of the undersigned, intending to be legally bound, has executed and delivered this Acknowledgment of Guaranty (this “Acknowledgment”). Without limiting any provision of any Loan Document, each of the undersigned specifically agrees to be bound by Sections 5.2 and 5.3 of the foregoing Guaranty.

          Capitalized terms used but not defined herein will have the meanings given to them in the Credit Agreement (as defined in the foregoing Guaranty). This Acknowledgment may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement. This Acknowledgment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (i) may be relied on by the parties as if the document were a manually signed original and (ii) will be binding on the parties for all purposes.

INDUSTRIAL SERVICES OF AMERICA, INC.

By:

Harry Kletter, Chief Executive Officer

ISA INDIANA, INC.

By:

Harry Kletter, Chief Executive Officer

Accepted at Cincinnati, Ohio, as of the Effective Date.

FIFTH THIRD BANK, as Agent

By:

Anne B. Kelly, Vice President